UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2006
The Hillman Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13293	23-2874736
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (513) 851-4900
Not Applicable
(Former name or former address,
if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 21, 2006, The Hillman Companies, Inc. (the “Company”) and its subsidiaries, Hillman Investment Company (“HIC”) and The Hillman Group, Inc. (the “Borrower”) entered into an Amended and Restated Credit Agreement (“Restated Credit Agreement”) with Merrill Lynch Capital as Administrative Agent, Issuing Lender and Swingline Lender, JPMorgan Chase Bank as Syndication Agent and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. as Joint Lead Arrangers and Joint Lead Bookrunners (“Lenders”) . The Restated Credit Agreement replaced the existing March 31, 2004 Credit Agreement (“Senior Credit Agreement”) between the Company, HIC, Borrower and the Lenders.
     The terms of the Restated Credit Agreement provide for a $275 million facility that includes a $40 million revolving facility and a $235 million term loan facility. Significant changes to the Senior Credit Agreement include (i) an increase in borrowings under the term loan of $22.3 million to $235 million (ii) a reduction in the interest rate margin applied to term loans of .25% (iii) reduction in the leverage ratio of 0.25 turns and (iv) a reduction in the interest coverage ratio to 2.5. A copy of the Restated Credit Agreement is attached hereto as Exhibit 10.1.
     Under the Restated Credit Agreement, loans bear interest at a base rate plus an applicable margin except for swingline loans which bear interest at a base rate. The base rate is equal to the prime rate plus the sum of 1/2 of 1% plus the Federal Funds Rate. The base rate for eurodollar loans is based on the London Interbank Offered Rate. The applicable margin varies from 2.25% to 3.0 % based on the Borrower’s leverage ratio. The Restated Credit Agreement provides for commitment fees at an annual rate of 0.50% on committed amounts not drawn.
     The Restated Credit Agreement contains representations and warranties and covenants that are customary for facilities of this type. Repayment of amounts under the facility may only be accelerated under limited circumstances, which include events of default, including change of control events, not waived in writing by the lenders.
     Also on July 21, 2006, the Company, HCI and Borrower entered into the Second Amendment to the Loan Agreement with Merrill Lynch Capital Corporation and Allied Capital Corporation dated March 31, 2004. The Second Amendment, among other things, (i) reduced interest expense from 13.5% to 10.0% (ii) allows for the increase in term loan borrowings under the terms of the Restated Credit Agreement from $300 million to $317 million (iii) provides for mandatory prepayment upon a change of control, and (iv) amends the required leverage ratio and interest coverage ratio. A copy of the Second Amendment is attached hereto as Exhibit 10.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     See the description under Item 1.01 for a description of the Company’s Restated Credit Agreement and Loan Agreement, which discussion is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Credit Agreement dated as of July 21, 2006
10.2	Second Amendment to Loan Agreement dated as of July 21, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2006	THE HILLMAN COMPANIES, INC.

/s/ James P. Waters
James P. Waters
Chief Financial Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated Credit Agreement dated as of July 21, 2006
10.2	Second Amendment to Loan Agreement dated as of July 21, 2006